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                                                                  EXHIBIT 10.19




                              DISTRIBUTOR AGREEMENT


                                     BETWEEN

                           KOFAX IMAGE PRODUCTS INC.,
                                 3 JENNER STREET
                            IRVINE, CALIFORNIA 92718

                             TEL:   (714) 727-1733

                             FAX:   (714) 727-3144

                                       AND


                                   CRANEL INC.

                           51OF East Wilson Bridge Rd.
                              Worthington, OH 43085
                                 (614) 433-0045

                        COMMENCEMENT DATE: JULY 25, 1990



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                                    AGREEMENT

Kofax Image Products Inc., a California corporation, with offices at 3 Jenner St., Irvine, CA 92718, hereinafter referred to as (Kofax), and Cranel Inc., an Ohio corporation with offices at 51OF East Wilson Bridge Rd. Worthington, OH 43085, herein after referred to as (Distributor), agree that the following terms and conditions shall govern the sale and discounting of Products as herein defined.

1.   Definitions

        1.1    Parties, Party

               "Parties" means Kofax and Distributor, collectively. "Party" means either Kofax or Distributor.

        1.2    Agreement

               "Agreement" means this Authorized Industrial Distributor
               Agreement.

        1.3    Products

               The term "Product" or "Products" as used herein shall mean the items listed on APPENDIX "A" hereto, as changed from time to time in accordance with the provisions of this Agreement.

2.    Appointment

        2.1    Authorization

               Kofax hereby authorizes Distributor to advertise, demonstrate, market, promote, distribute, and solicit orders for Products on a non-exclusive basis subject to all the terms and conditions of this Agreement.

        2.2    Use of Trademarks/Trade Names

               During the term of this Agreement, Distributor is authorized to use Kofax's trademarks, trade names and logos in connection with Distributor's sale, advertisement and promotion of Products. Upon termination of this Agreement, Distributor shall cease to use any of such marks, names or logos and shall, within a reasonable time, remove any reference to Kofax from its advertising and promotional material.



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        2.3    Non Assignability

               Distributor's rights under this Agreement are personal, and may not be assigned without the prior written authorization of Kofax. Such authorization may be withheld for any reason.

        2.4    No Authority to Make Agreements

               Distributor shall not have the authority to make any agreement or incur any Liability on behalf of Kofax. The authority of the Distributor on behalf of Kofax is limited to the rights granted in Paragraph 2.1 above.

        2.5    No Authority to Accept Orders

               Distributor shall not have the authority to accept any orders from customers on behalf of Kofax. All such orders are subject to approval and acceptance by Kofax at its principal place of business.

        2.6    Reserved Rights

               Kofax reserves the right to market the Products in any manner and without limitation both within and outside of the Territory. Kofax reserves the right to change the scope of the Territory by giving Distributor 60 days prior written notice.

3.    Commencement Date & Term

        3.1    Commencement Date

               This agreement shall be effective, after execution by both parties, on the commencement date specified herein.

        3.2    Term

               The initial term of this agreement shall be for Twelve (12) months from the commencement date.

        3.3    Renewal

               This Agreement will be renewed for subsequent one year terms, unless (1) one Party gives written notice of termination to the other party, at least 60 days prior to the end of the initial term or any one of the renewal terms. The initial term, and any subsequent term, shall be subject to termination under the provisions of Section 9.



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4.   Product Changes

        4.1    Product Modifications

               Kofax reserves the right to modify, alter, improve, delete or change any and all of the Products covered by this Agreement. However, this Agreement will cover the sales of Products as they may be modified, altered, improved, or changed.

        4.2    Product Deletions

               Kofax may at its discretion, and upon prior notice to Distributor, delete Products from Appendix "A" at any time. In the event of any such deletions, Distributor may, within thirty
               (30) days after receipt of such notice, return any or all of such Products in its inventory which have been so deleted. Any such Products not returned within the above allotted time period, (thirty (30) days) may no longer be returned under any circumstances or provisions of this Agreement, nor may they be subsequently rotatable under the provisions of paragraph 7.11 below.

               All Products returned in accordance with this provision must be returned freight pre-paid and must be previously unsold, unused, and in their original containers. Distributor shall receive full credit for all such Products so returned. Any such credit shall be in the amount of the actual net invoice price paid by Distributor for the Products less any prior credits granted by Kofax to Distributor.

        4.3    Engineering Changes

               Kofax shall, if possible, give Distributor at least thirty (30) days advance written notice of all engineering changes that will affect form, fit or function of any Products in Distributor's inventory. If these modifications will adversely affect the sales of Distributor's inventory of such Products once the engineering modifications are implemented, then Kofax shall cooperate with Distributor to sell such affected inventory. If, after the afore-mentioned efforts (but in no event later than one hundred twenty
               (120) days after the first public announcement of such modification or the first shipment of the modified Product, whichever occurs first), any of the affected Product still remains in Distributor's inventory, Kofax agrees at Distributor's election to replace it with upgraded Products, or to rework affected inventory for engineering changes affecting form, fit or function.



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5.   Responsibilities of Distributor

               Distributor shall have the following responsibilities:

        5.1    Marketing Efforts

               To exert its best efforts to advertise, demonstrate, market, promote, distribute, and solicit orders for the Products.

        5.2    Promotional Cooperation

               To cooperate with and assist Kofax in promotional and selling campaigns including attending appropriate trade shows.

        5.3    Promotional Materials

               To distribute promotional material to Distributor's sales offices, on a timely basis.

        5.4    Product Information

               To procure from Kofax and furnish to customers additional manuals and documentation as required to support Products.

        5.5    Sales Reports

               To provide Kofax, within 5 working days after the end of each Distributor's sales month, a detailed sales activities report for sales which shall include names and zip code addresses of purchasers, model numbers, products codes, products and quantities purchased and dollar amounts invoiced to said purchasers.

        5.6    Complaints

               To promptly report to Kofax any complaint relating to sales of Products.

        5.7    Business Expenses

               To pay all of the expenses of the operation of its business, including salaries and expenses.

        5.8    Inventory

               Distributor shall maintain a reasonable inventory of Products in order to satisfy Distributor's anticipated sales and where applicable, support thereof.



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        5.9    Initial Stocking Order

               Distributor is required to purchase an initial stocking order and to take delivery of this order no later than 30 days after the Effective Date of this Agreement.

        510    Demonstration System

               Distributor shall, at all times, maintain a working demonstration system including scanner and laser printer.

        5.11   Forecast

               Distributor shall provide to Kofax a three month rolling forecast for Products. This forecast is to be updated every month.

        5.12   Staffing and Training

               Distributor will staff and train employees as required to demonstrate, market, promote, distribute and support Kofax Products.

        5.13   Competitive Products

               To provide written notification to Kofax prior to marketing and distributing Products which compete directly with Products sold by Kofax.

6.   Responsibilities of Kofax

               In consideration of Distributor's fulfillment of the responsibilities set forth in Section 5;

        6.1 Kofax shall consistently keep Distributor informed on a timely basis of changes and innovations in performance, serviceability, uses and applications of all Products.

        6.2 Kofax will provide Distributor with initial familiarization and standard sales training, including materials, at no charge, for a reasonable number of Distributor's employees at a location of Kofax's designation. All expenses of Distributor's employees associated with such training, such as transportation, meals and lodging, are the responsibility of Distributor. Additional standard technical training courses from Kofax's Training Department are available to Distributor at standard locations, rates and terms.

        6.3    Kofax at its expense, will provide Distributor with two hundred
               (200) data sheets or brochures for each Product with a part number beginning with either KF or TK that is marketed by Distributor (per APPENDIX A). Distributor may purchase additional copies of the above materials at the current costs.



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               Kofax will also prepare duplicate transparencies of available photography at the Distributor's request. Cost to the Distributor will be the reproduction cost.

7.   Product Orders

        7.1    Product Pricing

               The prices to be paid by Distributor for any Products ordered pursuant to this Agreement are set forth in Appendix A.

        7.2    Service Pricing

               The prices to be paid by Distributor for any hardware updates or repairs for Products that are out of Warranty are set forth in Appendix B and there are no discounts on the prices.

        7.3    Purchase Orders

               Distributor shall submit a written purchase order (telex or FAX acceptable) for all Products, services, and other items ordered from Kofax. Purchase orders shall specify Product model numbers, quantity ordered, Product options, sales tax status, shipping destination, carrier, and shipping dates. In order for the purchase orders to be valid, Kofax shall acknowledge receipt and acceptance of such purchase order. However, all orders for Products by Distributor are subject to the terms and conditions set forth in this Agreement. Any other terms or conditions contained in any order from Distributor which add to or differ from the terms of this Agreement shall be invalid.

        7.4    Terms of Payment

               Terms of payment for all Products, services and other items sold to Distributor by Kofax are the net invoice amount due within 30 days from the date of each invoice submitted to Distributor by Kofax. Kofax shall have the unqualified right to withhold shipment of Products and services, including repair of Products returned by Distributor, if any payments due to Kofax by Distributor are delinquent.

        7.5    Customer Billing

               Distributor shall bill its customers directly. Distributor shall be solely responsible for any losses arising from the failure of any customer to pay the customer's account. Kofax shall have no liability to Distributor for any bad debt arising from the sale by Distributor of Products. Failure of Distributor to collect shall in no way alter Distributor's payment obligations to Kofax.



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         7.6   Monies, Taxes, and Duties

                All prices and fees described or contemplated under this Agreement are in U.S. dollars. Prices quoted do not include federal, state, or local taxes, fees, duties, or licenses. All applicable taxes, fees, duties, and licenses will be added to the sales price and shall be paid by Distributor, (but not including any taxes on the income or net income of Kofax) unless Distributor furnishes an exemption certificate satisfactory to the appropriate authorities.

         7.7   Delivery

               Unless otherwise agreed upon in writing by Kofax, delivery of the Products purchased by Distributor under this Agreement shall be made directly to Distributor and shall be FOB Kofax's place of manufacture. All stated delivery and shipment dates are approximate only, and will be computed from the date Distributor's purchase order is acknowledged. Delivery dates are given to the best of Kofax's knowledge based on conditions existing at the time of order acknowledgment. Failure to make shipment or delivery as quoted does not constitute a cause for damages of any kind. If Distributor agrees to take partial shipments of any order, each such partial shipment shall be deemed a separate sale, and payment for such separate shipments shall become due in accordance with the provisions of paragraph
               7.3. Distributor shall designate the freight carrier to be used.

         7.8   Clear Title

               Kofax warrants the title to all Products to be sold to Distributor hereunder and warrants that such Products are not subject to any security interests, liens or other encumbrances.

         7.9   Risk of Loss

               From and after delivery of the Products to a carrier at Kofax's facility, Irvine, Ca. Distributor shall be responsible for the entire risk of Loss, theft, damage to or destruction of the Products.

         7.10  Cancellation/Reschedule

               Orders accepted by Kofax are subject to cancellation or rescheduling only upon written notice by Distributor and in accordance with the following provision.

               In the event Distributor (i) cancels any order or a portion thereof or (ii) fails to meet any obligation hereunder causing cancellation of any order or portion thereof, Distributor agrees to pay Kofax cancellation charges, computed from the original scheduled shipment date, as follows:



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                  NOTICE RECEIVED BY KOFAX CANCELLATION CHARGES

               30 days or less prior to 25% of dollar value original scheduled shipment date.

               Unless otherwise stated, cancellation charges for outstanding orders shall be computed based on the net dollar value of Purchase Orders affected.

               Orders may only be rescheduled twice and may not be subsequently canceled and must thereafter be rescheduled for shipment within sixty (60) days of the originally scheduled shipping date. Orders not rescheduled for shipment within the above time period will be considered canceled and become subject to the above cancellation charges.

               Distributor may not cancel or reschedule any order or portion thereof after shipment. In the event Distributor does not accept delivery of the Products after shipment, or causes Kofax to withhold shipment of the Products (i.e. for nonpayment or credit-hold) for a Period of thirty (30) days after the scheduled delivery date, such Products will be considered canceled and Distributor shall pay the maximum cancellation charges specified above.

         7.11  Stock Rotation

               Within 30 days after the end of each March, June, September and December during the term of this Agreement, Distributor may return Products to Kofax for restocking only after Kofax has given a Return Material Authorization (RMA) number to Distributor. Distributor may only return Products which have been shipped to the Distributor within the prior 6 months. Distributor may return any quantity of Products to Kofax for credit provided the total credit shall not exceed 5% of the net sales dollars invoiced by Kofax to the Distributor during the said 6 month period. The credit to be issued in respect of each such Product returned shall be the actual net invoiced charged for same, less any prior credits granted by Kofax to Distributor. All Products returned in accordance with this provision must be returned freight pre-paid and must be previously unsold, unused, and in their original containers. The Distributor will place a non-cancelable order of equal value to offset the credit issued at the time the RMA is requested. Any demonstration unit or non-standard special order products purchased by Distributor as "non-cancelable/non-returnable" do not qualify for stock rotation.

         7.12  Price Protection

               Kofax Agrees to provide Distributor with inventory price protection under the following terms and conditions:



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         7.12.1 Distributor acknowledges and agrees that Kofax has the right to raise or lower prices set forth in the product Price schedule (APPENDIX A) from time to time by giving at least 30 days prior written notice to Distributor of such intent.

         7.12.2 In the event that Kofax permanently decreases the price of any Product, Distributor will be entitled to a credit equal to the difference between the net price paid by Distributor, less any prior credits granted by Kofax, and the new decreased Distributor's price for the Product multiplied by the quantity of such Product in Distributor's inventory on the effective date of the reduction.

                Similar price adjustments will also be made on all such effected Products then on order, or in transit to Distributor on the effective date of such price decrease. This section does not apply to price reductions made by Kofax where such reductions are initiated for reasons other than permanently reducing prices and/or are periodic and temporary in nature.

         7.12.3 To obtain the credit described above, Distributor shall submit to Kofax, not later than twenty (20) working days after the effective date of such price decrease, a Product inventory report as of the effective date.

         7.12.4 Upon Kofax's verification of the Product inventory report, Kofax will apply the said credit to Distributor's account, as of the effective date of such price decrease. Kofax reserves the right to perform a physical inventory at each Distributor location.

         7.12.5 In the event of a price increase, Distributor shall continue to receive current pricing for (a) all Products then on order and scheduled for delivery within thirty (30) days from the effective date of the increase; and (b) all new orders received within the thirty (30) day notification period and scheduled for shipment before the effective date of such price increase.

        7.13 Offset

               Kofax may, without notice, offset any overdue payments owed by Distributor to Kofax against any amounts that may be owing by Kofax to Distributor.

8.   Termination

         8.1 This Agreement may be terminated at any time, without cause, by either party upon giving the other party at least sixty (60) prior written notice. Such termination shall be effective on the date stated in said notice.



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         8.2   This Agreement may be terminated immediately for cause by either party in the event the other party (i) shall become insolvent or bankrupt, or (ii) admits in writing its inability to pay its debts as they mature, or (iii) makes an assignment for the benefit of creditors, or (iv) ceases to function as a going concern or to conduct its operations in the normal course of business, or (v) fails to perform any of the obligations imposed upon it under the terms of this Agreement so as to be in default hereunder and fails to cure such default within thirty (30) days after written notice thereof.

         8.3 In the event Kofax terminates this Agreement, Kofax shall repurchase, within one hundred and eighty (180) days of the effective termination date, all unsold Products in Distributors inventory. The repurchase price for such unsold Products shall be the actual net invoice price paid by Distributor less any prior credits granted by Kofax to Distributor. All Products to be repurchased pursuant to this paragraph 9.3 must be in unused, factory-shipped condition and must be returned in original cartons.

         8.4 In the event Distributor terminates this Agreement, Kofax shall repurchase, within one hundred and eighty (180) days of the effective termination date, all unsold Products in Distributors inventory. The repurchase price for such unsold Products shall be the actual net invoice price paid by Distributor less a twenty percent 20% restocking charge, and less any prior credits granted by Kofax to Distributor. All Products to be repurchased pursuant to this paragraph 9.4 must be in unused, factory-shipped condition and must be returned in the original cartons.

         8.5   Continued Support and Pricing

               If Kofax terminates this Agreement other than for the default of Distributor, Distributor shall be eligible to receive support and pricing as specified in this Agreement for a period of 60 days following the date on which the termination becomes effective, to the extent such support and pricing are for the purpose of consummating sales proposals which were in effect on the effective date of termination. All orders subsequent to termination, shall be on a prepaid basis.

         8.6   Accrued Balances

               Within 30 days after any termination of this Agreement, Distributor must pay all outstanding account balances.

         8.7   Remedies Not Limited

               Neither the termination of this Agreement, nor the waiver of any right to terminate under this Agreement, shall limit any other remedies which Kofax may have for a default or breach by Distributor of this Agreement or any provisions thereof.



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9. Warranty

               Kofax warrants the Products in accordance with its standard warranty terms for each particular product as set forth in Appendix B. Distributor is authorized to pass this warranty through to Distributor's customers.

               This warranty period shall commence upon delivery of the Products by Kofax to the Distributor and shall continue for either the length of the warranty period plus three months (shelf life) or the actual length of the warranty period following delivery by Distributor to its end-user customer, whichever occurs first.

10.   Defective Products

               Notwithstanding any other provision of this Agreement or of any APPENDIX hereto, Distributor may return for full credit any and all Products found to be defective upon delivery, or within ten
               (10) days thereafter; provided, however, that any such defective Products are returned to Kofax, freight collect, within thirty
               (30) days of the discovery of the defect. However, prior to any Products being returned to Kofax, Distributor must obtain a Return Material Authorization (RMA) Number from Kofax and place it on the outside of the carton containing the defective Product.

         10.1 In the event of such a return, Kofax shall provide Distributor with a Return Material Authorization number, the location to which Distributor shall return the Product or item, and the method of transportation. In no event will Kofax accept any returned part or Products which does not have a valid Return Material Authorization number, nor will Kofax accept or pay for any excess charges, (duties, freight, or taxes) which become due in the event a returned item has been shipped in a manner not designated by Kofax.

11.   Limitation on Cause of Action

               The Parties agree that any suit or other legal action or any arbitration relating in any way to this Agreement or to Products must be filed or officially commenced by party making a claim no later that 2 years after the cause of the claim first arises.

12.   Confidentiality

               If either party hereto receives from the other party written information which is marked "Confidential" and/or "Proprietary", the receiving party agrees not to use such information except in the performance of this Agreement, and to treat such information in the same manner as it treats its own confidential information. The obligation to keep information confidential shall not apply to any such information that has been disclosed in publicly available sources; is,



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               through no fault of the party receiving the confidential
               information, hereafter disclosed in a publicly available source; is in the rightful possession of the party receiving the confidential information without an obligation of confidentiality; or is required to be disclosed by operation of law. Except as otherwise provided herein, the obligation not to disclose shall be for a period of one year after the termination of this Agreement.

13.   Compliance with Law

               Distributor shall comply with all applicable Laws, statutes, and regulations relating to the sale and distribution of Products, and the performance of Distributor's duties and obligations under this Agreement. In particular, Distributor agrees not to sell any of the Products in any country or territory prohibited by applicable U.S. laws, and agrees to obtain from its customers representations that they will not resell, transfer, or assign any of the Products to any such prohibited countries or territories.

14.   Patent/Copyright Indemnification

               Kofax shall defend any suit or proceeding brought against Purchaser based on a claim of a third party that the Product(s), or any part thereof, furnished by Kofax constitutes an infringement of any patent of the U.S., provided that Kofax is notified promptly in writing and given Authority, information and assistance (at Kofax's expense) for the defense of such a suit or proceeding, and Kofax will pay all damages and costs awarded against Purchaser. In case the Product(s) furnished by Kofax, or any part thereof, is enjoined, Kofax shall, at its own expense and option (i) procure for Purchaser the right to continue using the Product(s), (ii) replace the same with non-infringing Product(s), (iii) modify the Product(s) so it becomes non-infringing, or (iv) grant the Purchaser ; 1 credit for such equipment in accordance with the then applicable Kofax depreciation policy and accept its return. Kofax shall not be liable to Purchaser hereunder if the patent infringement or claim thereof is based upon the use of the Product in connection with other Products not delivered by Kofax, or in a manner for which the Kofax Product(s) was not designed, or where the Product(s) was modified by or for the Purchaser in a manner to become infringing.

               IN NO EVENT SHALL KOFAX BE LIABLE TO DISTRIBUTOR UNDER THIS PARAGRAPH FOR CONSEQUENTIAL OR SPECIAL DAMAGES EXCEPT WHERE A THIRD PARTY OBTAINS SUCH DAMAGES AGAINST DISTRIBUTOR. EXCEPT AS EXPRESSLY SET FORTH HEREIN, KOFAX SHALL HAVE NO OTHER LIABILITY OR OBLIGATION TO DISTRIBUTOR WITH RESPECT TO PATENT OR COPYRIGHT INFRINGEMENT MATTERS.



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
15.   General Indemnification

         15.1 Kofax and Distributor each agrees to indemnify and hold the other harmless from and against any and all claims, damages and liabilities asserted by any person or entity resulting directly from:

               (i) Any breach by it, or by any of its employees or agents, of this Agreement or any of its warranties, representations, covenants or obligations as provided for in this Agreement.

               (ii) Any negligent act, affirmative act of omission to act by it, or any of its employees or agents.

               Such indemnification shall include the payment of all reasonable attorneys' fees and other costs incurred by the party seeking indemnification in defending such claims.

         15.2 Notwithstanding anything to the contrary in this Agreement or the Exhibits or Appendices hereto, in no event will either party be liable to the other for (i) special, indirect or consequential damages or (ii) any damages whatsoever resulting from loss of use, data or profits, arising out of or in connection with this Agreement, whether in an action of contract or tort including negligence.

         15.3  Arbitration

               All disputes concerning the terms and conditions of this Agreement and involving less than $25,000 shall be subject to expedited binding arbitration outside of the American Arbitration Association ("AAA") before any attorney or expert who is knowledgeable and experienced in the data processing equipment and services field and who is selected by mutual agreement of the Parties. A Party shall commence arbitration by DELIVERING written notice to the other party. Where the parties cannot agree on an attorney as arbitrator or fail to act within 30 days after notice or a commencement of arbitration is delivered, arbitration shall be by the AAA, subject to the rules of the AAA then in effect. The AAA shall decide, as required, on the number and identity of the arbitrators and the place of the arbitration. Judgment upon the award rendered in any arbitration may be entered in any court having jurisdiction of the matter.

         15.4  Attorneys' Fees

               If any arbitration, litigation, or other legal proceedings occur between the parties relating to this Agreement, the prevailing Party shall be entitled to recover (in addition to any other relief awarded or granted) its reasonable costs and expenses, including attorneys' fees, incurred in the proceeding.



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
         15.5  Notices

               Unless otherwise expressly provided for, all notices, requests, demands, consents or other communications required or pertaining to this Agreement must be in writing and must be delivered personally or sent by certified or registered mail (postage prepaid and return receipt requested) to the other Party at the address set forth below (or to any other address given by either Party to the other Party in writing):

               TO KOFAX:                            TO DISTRIBUTOR:

               3 Jenner Street                      510 F. East Wilson Bridge
               Irvine, CA 92718                     Worthington, OH 43085
               Attention: Contracts Manager         Jim Wallace

               In case of mailing, the effective date of delivery of any notice, demand, or consent shall be considered to be 5 days after proper mailing.

         15.6  Waiver and Amendment

               No waiver, amendment, or modification of this Agreement shall be effective unless in writing and signed by the Party against whom the waiver, amendment, or modification is sought to be enforced. No failure or delay by either Party in exercising any right, power, or remedy under this Agreement shall operate as a waiver of the right, power, or remedy. No waiver of any term, condition or default of this Agreement shall be construed as a waiver of any other term, condition, or default.

         15.7  Assignment

               This Agreement is binding upon and insures to the benefit of the successors and assigns of the Parties. However, Distributor may not assign or transfer the rights or obligations granted to it under this Agreement without the prior written consent of Kofax.

         15.8  No Third Party Rights

               This Agreement is not for the benefit of any third party and shall not be deemed to grant any right or remedy to any third party, whether or not referred to in this Agreement.



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         15.9  Headings

               The section and paragraph headings of this Agreement are intended as a convenience only, and shall not affect the interpretation of its provisions.

         15.10 Singular and Plural Terms

               Where the context of this Agreement requires, singular terms shall be considered plural, and plural terms shall be considered singular.

         15.11 Severability

               If any provision(s) of this Agreement is finally held by a court or arbitration panel of competent jurisdiction to be unlawful, the remaining provisions of this Agreement shall remain in full force and effect to the extent that the intent of the parties can be enforced.

         15.12 Governing Law and Forum

               Unless otherwise provided, the validity, construction, and performance of this Agreement is governed by the laws of California. Distributor agrees that this Agreement is considered to be entered into in Orange County, California, and that all obligations of Kofax under this Agreement are incurred in and are to be performed in Orange County. The parties consent to personal jurisdiction in Orange County with respect to any arbitration or suit brought relating to this Agreement. The Parties waive all objections to venue to the extent permitted by law.

16.   General Terms and Conditions

         16.1  Relationship of the Parties

               This Agreement does not constitute a partnership agreement, nor does it create a Joint venture or agency relationship between the Parties.

         16.2  Survivorship

               All obligations and duties hereunder which shall by their nature extend beyond the expiration or termination of this Agreement, shall survive and remain in effect beyond any expiration or termination hereof.

        16.3   Force Majeure

               Neither party shall be responsible for any delay or failure in performance of any part of this agreement or order to the extent that such delay or failure is caused by fire, flood, explosion, war, strike, embargo, government requirement, action



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               of civil or military authority, act of God, act or omission of carriers or the inability to obtain necessary labor, materials, (or manufacturing facilities or any other similar causes beyond its control. In the event of any such delay, the time of performance that was delayed for such causes will be extended for a period equal to the time lost by reason of the delay. Kofax shall have the right to cancel any order placed or to refuse or delay the shipment thereof for failure of Distributor to promptly meet payments due Kofax or any other reasonable requirements established by Kofax or for any acts or omissions of Distributor which delays Kofax's performance.

         16.4  Conflicting Terms

               The Parties agree that the terms and conditions of this Agreement shall prevail, notwithstanding the contrary or additional terms, in any purchase order, sales acknowledgment, confirmation or any other document issued by either Party effecting the purchase and/or sale of Products.

         16.5  Export Authorization

               Regardless of any disclosure made by Distributor to Kofax of any ultimate destination of the Products, Distributor will not export, re-export or re-sell to any unauthorized end user either directly or indirectly, any Product or system incorporating such Product without first obtaining prior written authorization from the U.S. Department of Commerce or any other Agency or Department of the United States Government, as and if required.

         16.6  Entire Agreement

               This Agreement, including all appendices, constitutes the complete and final Agreement between the Parties, and supersedes all prior negotiations and agreements between the parties concerning its subject matter.

               IN WITNESS WHEREOF, the parties have duly executed this Agreement effective as of the date first above set forth.

               KOFAX IMAGE PRODUCTS INC. DISTRIBUTOR
               BY: KOFAX IMAGE PRODUCTS          BY: CRANEL INCORPORATED
                  ----------------------------      ----------------------------
               NAME: RICHARD M. MURPHY           NAME: JAMES H. WALLACH
                    --------------------------        --------------------------
               TITLE: V.P. SALES                 TITLE: PRESIDENT
                     -------------------------         -------------------------
               DATE: 7-25-90                     DATE: 7-25-90
                    --------------------------        --------------------------



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